Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 23, 2009, Pinnacle Foods Group LLC (“Pinnacle”), a Delaware limited liability company and a direct wholly-owned subsidiary of Pinnacle Foods Finance LLC (“PFF”), completed the acquisition (the “Acquisition”) of Birds Eye Foods, Inc. (“Birds Eye”), a Delaware corporation, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated November 18, 2009, by and among Pinnacle, Birds Eye and Birds Eye Holdings LLC (“Holdings”), a Delaware limited liability company. Pinnacle is owned by private equity funds controlled by The Blackstone Group (“Blackstone”). In connection with the Acquisition, Pinnacle purchased all of the issued and outstanding capital stock of Birds Eye from Holdings for a purchase price of $670.0 million in cash.

The Acquisition, the equity contribution by Blackstone, the initial borrowings under our new senior secured credit facilities, the offering of the new senior notes, the repayment of existing indebtedness of Birds Eye, and the payment of related fees and expenses are collectively referred to as the “Transactions.”

We have derived the following unaudited pro forma condensed consolidated financial information by applying pro forma adjustments to the historical audited and unaudited financial statements of PFF and Birds Eye. The unaudited pro forma balance sheet gives effect to the Transactions as if they had occurred on September 27, 2009. The unaudited pro forma statements of operations give effect to the Transactions as if they had occurred on December 31, 2007 (the first day of fiscal 2008). Due to the different fiscal period ends for PFF and Birds Eye, the unaudited pro forma statement of operations for the year ended December 28, 2008 combines our results for the year ended December 28, 2008, which were derived from our audited consolidated financial statements for the year ended December 28, 2008, with Birds Eye’s historical results for the twelve months ended December 27, 2008, which were derived by combining Birds Eye’s results of operations for the six months ended June 28, 2008 included in its audited consolidated financial statements for the year ended June 28, 2008, with Birds Eye’s results of operations for the six months ended December 27, 2008, included in its audited consolidated financial statements for the year ended June 27, 2009. Similarly, the unaudited pro forma statement of operations for the nine months ended September 28, 2008 combines our results for the nine-month periods ended September 28, 2008, which were derived from our unaudited consolidated statement of operations for the nine months ended September 28, 2008, with Birds Eye’s historical results for the nine months ended September 27, 2008, which were derived by combining Birds Eye’s results of operations for the six months ended June 28, 2008 included in its audited consolidated statement of operations for the year ended June 28, 2008, with Birds Eye’s results of operations for the three months ended September 27, 2008, included in its unaudited consolidated statement of operations for the quarter ended September 27, 2008, and the unaudited pro forma statement of operations for the nine months ended September 27, 2009 combines our results for the nine months ended September 27, 2009, which were derived from our unaudited consolidated statement of operations for the nine months ended September 27, 2009, with Birds Eye’s historical results for the nine months ended September 26, 2009, which were derived by combining Birds Eye’s results of operations for the six months ended June 27, 2009 included in its audited consolidated statement of operations for the year ended June 27, 2009, with Birds Eye’s results of operations for the three months ended September 26, 2009, included in its unaudited consolidated statement of operations for the quarter ended September 26, 2009.

We derived the unaudited pro forma condensed consolidated statement of operations data for the twelve months ended September 27, 2009, by adding the unaudited pro forma condensed consolidated statement of operations data for the year ended December 28, 2008 to the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 27, 2009 and subtracting the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 28, 2008. We have included this information in addition to required disclosures as it reflects the most recent twelve month period available.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed consolidated financial statements. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what our results of operations would have been had the transactions described above actually occurred on the dates indicated and they do not purport to project our results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transactions described above closed on the date indicated or for any future or historical period.

The Birds Eye Acquisition will be accounted for, and is presented in the unaudited pro forma condensed consolidated financial information, using the authoritative guidance for the purchase method of accounting. Under these standards, the excess of the purchase price over the fair value of net assets acquired and liabilities assumed is recorded as goodwill.

        The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to the Birds Eye Acquisition, which will change upon finalization of appraisals and other valuation studies that are in process. These adjustments reflect the preliminary estimated values of inventories, plant assets, tradenames and other intangible assets. Ultimately, a portion of the purchase price may be allocated to other assets acquired or liabilities assumed and these effects are not reflected in the unaudited pro forma financial information.

The pro forma adjustments do not include adjustments to deferred tax assets or liabilities other than with respect to Birds Eye’s historical goodwill, our preliminary estimate of the purchase price to be allocated to inventories, plant assets, tradenames, other intangible assets, and our preliminary increase in the valuation allowance applicable to Birds Eye’s historical deferred tax assets. The structure of the Transactions and certain elections that we may make in connection with the Birds Eye Acquisition and subsequent tax filings may impact the amount of deferred tax liabilities that are due and the realization of deferred tax assets.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 28, 2008

	PFF	Birds Eye	Adjustments for the Transactions (a)		Total Pro Forma (h)
	(in thousands)
Net sales	$1,556,408	$923,676	$—		$2,480,084
Cost of products sold	1,217,929	683,769	(717	)(b)
			1,047	(c)	1,902,028

Gross profit	338,479	239,907	(330)		578,056
Marketing and selling expenses	111,372	77,674	—		189,046
Administrative expenses	47,832	36,484	358	(d)	84,674
Research and development expenses	3,496	4,102	—		7,598
Other expense (income), net	24,363	2,970	409	(e)	27,742

Earnings before interest and taxes	151,416	118,677	(1,097)		268,996
Interest expense	153,280	57,604	47,525	(f)	258,409
Interest income	319	—	—		319

(Loss) earnings before taxes	(1,545)	61,073	(48,622)		10,906
Provision for income taxes	27,036	20,325	(16,585	)(g)	30,776

(Loss) earnings from continuing operations	$(28,581)	$40,748	$(32,037)		$(19,870)

Certain Birds Eye amounts have been reclassified to conform to PFF’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2008

	PFF	Birds Eye	Adjustments for the Transactions (a)		Total Pro Forma (h)
	(in thousands)
Net sales	$1,141,530	$627,911	$—		$1,769,441
Cost of products sold	893,798	466,984	(514	)(b)
			1,214	(c)	1,361,482

Gross profit	247,732	160,927	(700)		407,959
Marketing and selling expenses	88,160	54,546	—		142,706
Administrative expenses	36,781	29,465	180	(d)	66,426
Research and development expenses	2,577	3,117	—		5,694
Other expense (income), net	4,406	2,273	307	(e)	6,986

Earnings before interest and taxes	115,808	71,526	(1,187)		186,147
Interest expense	110,980	43,949	34,430	(f)	189,359
Interest income	253	—	—		253

Earnings (loss) before taxes	5,081	27,577	(35,617)		(2,959)
Provision for income taxes	23,575	7,773	(4,622	)(g)	26,726

(Loss) earnings from continuing operations	$(18,494)	$19,804	$(30,995)		$(29,685)

Certain Birds Eye amounts have been reclassified to conform to PFF’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2009

	PFF	Birds Eye	Adjustments for the Transactions (a)		Total Pro Forma (h)
	(in thousands)
Net sales	$1,230,415	$625,558	$—		$1,855,973
Cost of products sold	956,751	464,805	(882	)(b)
			1,833	(c)	1,422,507

Gross profit	273,664	160,753	(951)		433,466
Marketing and selling expenses	91,009	57,200	—		148,209
Administrative expenses	47,038	20,134	229	(d)	67,401
Research and development expenses	3,275	2,763	—		6,038
Other expense (income), net	12,591	3,262	148	(e)	16,001

Earnings before interest and taxes	119,751	77,394	(1,328)		195,817
Interest expense	86,583	33,617	44,104	(f)	164,304
Interest income	34	—	—		34

Earnings (loss) before taxes	33,202	43,777	(45,432)		31,547
Provision for income taxes	22,384	12,738	(10,949	)(g)	24,173

Earnings (loss) from continuing operations	$10,818	$31,039	$(34,483)		$7,374

Certain Birds Eye amounts have been reclassified to conform to PFF’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 27, 2009

	PFF	Birds Eye	Adjustments for the Transactions (a)		Total Pro Forma (h)
	(in thousands)
Net sales	$1,645,293	$921,323	$—		$2,566,616
Cost of products sold	1,280,882	681,590	(1,085	)(b)
			1,666	(c)	1,963,053

Gross profit	364,411	239,733	(581)		603,563
Marketing and selling expenses	114,221	80,328	—		194,549
Administrative expenses	58,089	27,153	407	(d)	85,649
Research and development expenses	4,194	3,748	—		7,942
Other expense (income), net	32,548	3,959	250	(e)	36,757

Earnings before interest and taxes	155,359	124,545	(1,238)		278,666
Interest expense	128,883	47,272	57,199	(f)	233,354
Interest income	100	—	—		100

Earnings (loss) before taxes	26,576	77,273	(58,437)		45,412
Provision for income taxes	25,845	25,290	(22,912	)(g)	28,223

Earnings (loss) from continuing operations	$731	$51,983	($35,525)		$17,189

Certain Birds Eye amounts have been reclassified to conform to PFF’s classification and presentation.

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

(a)	The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to the Birds Eye Acquisition, which will change upon finalization of appraisals and other valuation studies that are in process. Purchase price allocated to inventories in excess of Birds Eye’s historical carrying value will increase cost of products sold after the consummation of the Birds Eye Acquisition. The pro forma balance sheet also includes preliminary fair value adjustments for plant assets, tradenames, and other identifiable intangible assets and the related additional depreciation and amortization expense is reflected in the statement of operations.

Additionally, the pro forma statement of operations data do not reflect the one-time expenses incurred in connection with the Transactions, such as (a) an approximately $23.3 million non-cash charge for the manufacturing profit added to inventories under purchase accounting, (b) a non-recurring charge totaling $4.5 million recorded upon completion of the Transactions related to bridge financing fees expensed when the notes were issued and bridge financing was not used, and (c) a non-recurring charge of approximately $13.0 million related to the portion of fees to professional advisors and other transaction-related costs that was not capitalized as deferred financing costs.

The pro forma statement of operations data do not reflect the effects of all anticipated cost savings and any related one-time costs to achieve those cost savings.

(b)	Reflects the elimination of amortization of unrecognized actuarial losses and prior service costs reflected in Birds Eye’s historical defined benefit pension plan expenses as a result of the preliminary application of purchase accounting, as follows:

	Year ended December 28, 2008	Nine Months ended September 28, 2008	Nine Months ended September 27, 2009	Twelve Months ended September 27, 2009
	(in thousands)
Net pension adjustment	$(1,103)	$(791)	$(1,357)	$(1,669)
Less: portion applicable to administrative expenses	386	277	475	584

Portion applicable to costs of products sold	$(717)	$(514)	$(882)	$(1,085)

(c)	Reflects the increase in depreciation expense due to the increase in fair value of plant assets as a result of the preliminary application of purchase accounting, as follows:

	Year ended December 28, 2008	Nine Months ended September 28, 2008	Nine Months ended September 27, 2009	Twelve Months ended September 27, 2009
	(in thousands)
Total depreciation adjustment	$1,309	$1,517	$2,291	$2,083
Less: portion applicable to administrative expenses	(262)	(303)	(458)	(417)

Portion applicable to costs of product sold	$1,047	$1,214	$1,833	$1,666

(d)	Reflects the net increase (decrease) in administrative expenses resulting from the following:

	Year ended December 28, 2008	Nine Months ended September 28, 2008	Nine Months ended September 27, 2009	Twelve Months ended September 27, 2009
	(in thousands)
Pension adjustment per note (b) above	$(386)	$(277)	$(475)	$(584)
Depreciation adjustment per note (c) above	262	303	458	417
Elimination of Vestar management fee(1)	(1,065)	(794)	(864)	(1,135)
Elimination of SERA expense(2)	(407)	(302)	(316)	(421)
Incremental Blackstone monitoring fees(3)	1,954	1,250	1,426	2,130

Net increase (decrease) in administrative expenses	$358	$180	$229	$407

(1)	Represents management fee paid to Vestar for consulting and advisory services under the management agreement with Vestar which will be terminated in connection with the Birds Eye Acquisition.
(2)	Represents historical expense related to Birds Eye’s SERA plan which will be terminated in connection with the Birds Eye Acquisition.
(3)	Represents estimated incremental monitoring fees under the new advisory agreement with an affiliate of Blackstone.

(e)	Reflects the incremental amortization related to other intangible assets which were recorded as a result of the preliminary application of purchase accounting. Such assets are amortized over the expected useful life of 30 years.

(f)	Reflects pro forma adjustments to interest expense using the applicable LIBOR rates as follows:

	Year ended December 28, 2008	Nine Months ended September 28, 2008	Nine Months ended September 27, 2009	Twelve Months ended September 27, 2009
	(in thousands)
Incremental term loan facility(1)	$66,307	$49,792	$49,299	$65,814
New senior notes (2)	27,750	20,813	20,813	27,750
Estimated incremental revolver borrowings(3)	1,393	495	460	1,358
Commitment fees(4)	125	94	94	125

Total pro forma increase to cash interest expense	95,575	71,194	70,666	95,047
Amortization of capitalized debt issuance costs(5)	8,759	6,570	6,570	8,759

Total pro forma increase to total interest expense	104,334	77,764	77,236	103,806
Less: Reduction of PFF’s existing revolver commitment fees(6)	(115)	(49)	(98)	(164)
Less: Birds Eye historical expense(7)	(56,694)	(43,285)	(33,034)	(46,443)

Total pro forma adjustment to interest expense	$47,525	$34,430	$44,104	$57,199

(1)	Reflects pro forma interest expense on the incremental $850.0 million term loan facility at an assumed minimum LIBOR rate of 2.50% plus an applicable margin of 5.00% and the amortization of the 1.4% discount at issuance. A 0.125% increase or decrease in the interest rate on the incremental term loan facility would increase or decrease our annual interest expense by $1.1 million.

(2)	Reflects pro forma interest expense at 9.25% per annum.
(3)	Reflects pro forma interest expense on average assumed incremental revolver borrowings of $22.9 million for the year ended December 31, 2008, $9.9 million for the nine months ended September 28, 2008, $19.7 million for the nine months ended September 27, 2009, and $30.4 million for the twelve months ended September 27, 2009 based on our historical interests rates (based on base rate and LIBOR rates then in effect for the applicable period).
(4)	Reflects pro forma commitment fees of 0.50% on the $25.0 million incremental average available balance under the revolving credit facility.
(5)	Reflects non-cash amortization of capitalized deferred financing costs related to the Transactions over the term of the related facilities.
(6)	Reflects reduction of our historical revolver commitment fees based on average assumed incremental revolver borrowings.
(7)	Reflects Birds Eye’s historical interest expense, net of amounts applicable to capital lease obligations and its non-qualified 401(k) retirement plan which are not being repaid in connection with the Transactions.

(g)	Represents the estimated reduction of the pro forma tax provision resulting from the combination of the consolidated tax groups of PFF and Birds Eye, consideration of their related tax attributes, and the impact of the pro forma adjustments. This adjustment is preliminary and is subject to additional analysis.

(h)	Pro forma depreciation and amortization expense is as follows:

	Year ended December 28, 2008	Nine Months ended September 28, 2008	Nine Months ended September 27, 2009	Twelve Months ended September 27, 2009
	(in thousands)
Depreciation and amortization	$82,958	$60,988	$63,183	$85,153

Depending upon the final purchase price allocation for the Birds Eye Acquisition, depreciation and amortization expense may increase.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 27, 2009

	PFF September 27, 2009	Birds Eye September 26, 2009	Adjusted for the Transactions		Pro Forma Total
	(in thousands)
Assets
Cash and cash equivalents	$2,583	$44,396	$(44,396	)(a)	$2,583
Accounts receivable, net	110,060	69,283	—		179,343
Inventories, net	201,228	218,839	23,318	(b)	443,385
Other current assets	8,728	10,081	—		18,809
Held for sale assets	—	7,402	—		7,402
Deferred tax assets	4,919	6,948	(11,867	)(c)	—

Total current assets	327,518	356,949	(32,945)		651,522

Plant assets, net	267,308	117,845	26,900	(d)	412,053
Tradenames	910,112	179,500	570,500	(e)	1,660,112
Other assets, net	151,646	39,476	48,035	(f)	239,157
Goodwill	994,167	53,334	(53,334	)(b)
			582,287	(b)	1,576,454

Total assets	$2,650,751	$747,104	$1,141,443		$4,539,298

Liabilities and shareholder’s equity
Short term borrowings	$7,929	$—	$—	(a)	$7,929
Current portion of long-term obligations	12,963	5,344	3,742	(g)	22,049
Accounts payable	68,001	82,258	—		150,259
Accrued trade marketing expense	23,300	—	—		23,300
Accrued liabilities	86,155	61,368	(9,008	)(h)	138,515

Total current liabilities	198,348	148,970	(5,266)		342,052

Long-term debt	1,737,818	739,798	(738,582	)(a)	1,739,034
Incremental term loan facility	—	—	829,750	(i)	829,750
New senior notes	—	—	300,000	(a)	300,000
Pension and other postretirement benefits	38,307	51,377	(6,194	)(a)	83,490
Other long-term liabilities	23,698	2,622	—		26,320
Deferred tax liabilities	342,260	46,248	233,657	(j)	622,165

Total shareholder’s equity (deficit)	310,320	(241,911)	528,078	(k)	596,487

Total liabilities and shareholder’s equity	$2,650,751	$747,104	$1,141,443		$4,539,298

The pro forma condensed consolidated balance sheet is presented as of the most recent interim date of PFF, the acquirer, which is September 27, 2009. Birds Eye is on a different fiscal period end, and as a result, Birds Eye’s balance sheet as of its most recent interim date, September 26, 2009, is used as a matter of convenience. In addition, certain Birds Eye amounts have been reclassified to conform to PFF’s balance sheet classifications.

See accompanying notes to unaudited pro forma condensed consolidated balance sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	The following table sets forth the estimated sources and uses of cash in the Transactions, assuming they had occurred on September 27, 2009 (in thousands):

Sources:
Incremental revolving credit facility(1)	$—
Incremental term loan facility(2)	838,250
New senior notes	300,000
Equity contribution(3)	303,667
Existing Birds Eye cash	44,396

$1,486,313

Uses:
Birds Eye equity consideration(4)	$670,000
Repayment of Birds Eye existing indebtedness(5)	748,461
Cash payment for termination of Birds Eye’s interest rate swap(6)	5,408
Birds Eye’s SERA change of control acceleration payment(7)	6,194
Estimated transaction fees and expenses(8)	56,250

$1,486,313

(1)	Reflects our $125 million existing and $25 million incremental senior secured revolving credit facility; no incremental drawings were required at the closing of the Transactions.
(2)	Reflects our incremental senior secured term loan facility in an aggregate principal amount of $850.0 million which was entered into at the closing of the Transactions. The incremental term loan was issued at a 1.4% discount and the net proceeds were approximately $838.3 million. Our incremental term loan requires scheduled quarterly payments of 0.25% of the original principal amount for the first four years, with the balance payable in the final quarterly installment. On a pro forma basis as of September 27, 2009, the current portion of the new senior secured term loan was $8.5 million.
(3)	Represents the cash equity to be contributed by investment funds affiliated with Blackstone. The actual amount of the equity contribution was based on the actual amounts of cash and indebtedness at the closing date.
(4)	Reflects the amount of total consideration to be paid to holders of outstanding shares of Birds Eye common stock pursuant to the terms of the Stock Purchase Agreement.
(5)	Reflects the face amount of Birds Eye’s existing indebtedness plus accrued interest as of September 26, 2009 (in thousands):

JPMorgan term loan facility	$379,875
UBS term loan facility	327,670
Revolving credit facility(i)	36,200
Other debt	1,116
Accrued interest on existing debt	3,600

Total debt to be refinanced	$748,461

(i)	Revolving credit facility borrowings as of September 26, 2009 reflect seasonal liquidity requirements. As of December 23, 2009 Birds Eye had no borrowings under its revolving credit facility.

(6)	Represents use of cash for termination of interest rate swaps due to the repayment of Birds Eye’s existing indebtedness. The estimated cash used to terminate the interest rate swaps will increase the amount to be repaid under Birds Eye’s existing indebtedness and is reflected in accrued liabilities.

(7)	Reflects acceleration of the payment obligation that was triggered by the Birds Eye Acquisition under the SERA plan.
(8)	Reflects the estimated fees and expenses associated with the Transactions, as describe in the table below (in thousands):

Deferred financing costs:
Financing fees(i)	$25,750
Other financing costs(ii)	13,000

Total deferred financing costs	38,750
Costs to be expensed by PFF:
Other financing costs(ii)	13,000
Bridge financing fees(iii)	4,500

Total fees to be expensed	17,500

Total estimated transaction costs	$56,250

(i)	Reflects estimated financing fees incurred in connection with the new senior secured credit facilities and the new senior notes, which will be capitalized and amortized over the terms of the applicable indebtedness.
(ii)	Represents transaction costs, other than those included in (i) above, including fees attributable to professional advisors and other fees associated with the completion of the Transactions, which will be allocated between deferred financing costs and expenses associated with the Transactions, based on a study which is not yet complete. Accordingly, the actual amounts allocated to deferred financing costs and transaction expenses, and the corresponding amount of amortization and current expense, respectively, may be different from the amounts presented herein. Also included is a $14.0 million transaction fee paid to an affiliate of Blackstone at the closing of the Transactions pursuant to an amended and restated advisory agreement that PFF and an affiliate of Blackstone intend to enter into in connection with the Transactions, of which a portion has been allocated to deferred financing.
(iii)	Represents the bridge financing fees that were expensed upon the completion of the Transactions.

(b)	Reflects the preliminary estimated excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the following assumed purchase price allocation (in thousands):

Purchase of equity	$670,000

Birds Eye historical stockholder’s deficit	(241,911)
Less: Historical debt issuance costs	(8,286)
Less: Unamortized UBS original issue discount reflected in Birds Eye indebtedness	(1,521)

Birds Eye historical stockholder’s deficit, as adjusted	(251,718)

Initial excess of purchase price over historical deficit, as adjusted	921,718
Add: Historical Birds Eye goodwill	53,334
Less: Amounts allocated to inventories	(23,318)
Less: Amounts allocated to plant assets	(26,900)
Less: Amounts allocated to tradenames	(570,500)
Less: Amounts allocated to other intangible assets	(17,571)
Add: Net adjustment to deferred taxes per notes (c) and (j) below	245,524

Goodwill(1)	$582,287

(1)	The adjustments above reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in process.

(c)	Reflects the net adjustment to current deferred tax assets as follows (in thousands):

Estimated increase in valuation allowance applicable to Birds Eye’s net current deferred tax assets	$(2,605)
Incremental deferred tax liability related to purchase accounting adjustment to inventories	(9,262)

Net adjustment to deferred tax assets	$(11,867)

(d)	Reflects the incremental value attributed to plant assets as a result of the preliminary application of purchase accounting.

(e)	Reflects the incremental value attributed to indefinite lived tradenames as a result of the preliminary application of purchase accounting.

(f)	Reflects the capitalization of estimated financing costs in connection with the incremental term loan facilities and the new senior notes and the recording of other intangible assets as a result of preliminary application of purchase accounting, less the elimination of Birds Eye’s historical unamortized debt issuance costs, as follows (in thousands):

Estimated deferred financing costs related to the Transactions	$38,750
Estimated incremental other intangible assets	17,571
Write-off of Birds Eye debt issuance costs	(8,286)

Net adjustment to other noncurrent assets	$48,035

(g)	Adjustment to current portion of long-term obligations was calculated as follows (in thousands):

Current portion of incremental term loan facility	$8,500
Current portion of Birds Eye indebtedness to be repaid	(4,758)

Net adjustment to current portion of long-term obligations	$3,742

(h)	Reflects the net adjustment to accrued liabilities as a result of the Transactions as follows (in thousands):

Accrued interest related to Birds Eye indebtedness to be repaid	$(3,600)
Reduction of Birds Eye interest rate swap liability upon termination	(5,408)

Net adjustment to accrued liabilities	$(9,008)

(i)	The following is a summary of the balances related to the new senior secured term loan facility reflected in the pro forma balance sheet as of September 27, 2009 (in thousands):

Face value of incremental term loan facility	$850,000
Less: original issuance discount	(11,750)

Net incremental term loan facility	838,250
Current portion of incremental term loan facility	(8,500)

Long-term portion of incremental term loan facility	$829,750

(j)	Reflects the net adjustment to net non-current deferred tax liabilities as follows (in thousands):

Increase in deferred tax liabilities related to historical Birds Eye goodwill	$2,359
Increase in deferred tax liability related to purchase price allocated to tradenames	217,361
Estimated increase in valuation allowance applicable to Birds Eye non-current deferred tax assets	13,937

Net adjustment to deferred tax liabilities	$233,657

(k)	Reflects the net adjustment to shareholder’s equity, as follows (in thousands):

Assumed equity contribution	$303,667
Elimination of Birds Eye deficit	241,911
Bridge loan fee	(4,500)
Other transaction expenses per note (a)(8) above	(13,000)

Total pro forma adjustment to shareholder’s equity	$528,078